Exhibit 8.2

[ARH Letterhead]

19 June 2003

WMC Resources Limited

Level 16

60 City Road

SOUTHBANK VIC 3000

WMC Finance (USA) Limited

Level 16

60 City Road

SOUTHBANK VIC 3000

WMC (Olympic Dam Corporation) Pty Limited

Level 16

60 City Road

SOUTHBANK VIC 3000

WMC Fertilizers Pty Limited

Level 16

60 City Road

SOUTHBANK VIC 3000

Dear Sirs

WMC Finance (USA) Limited—Guaranteed Debt Securities

We refer to the Registration Statement on Form F-4 (the Registration Statement) filed on 19 June 2003, with the Securities and Exchange Commission (the SEC ) in relation to the registration under the United States Securities Act of 1933 (the Act) of US$500,000,000 5.125% Guaranteed Notes due 2013 and the US$200,000,000 6.250% Guaranteed Notes due 2033 (together, the Securities) of WMC Finance (USA) Limited, a corporation incorporated under the laws of Australia (the Company), and the guarantees in respect thereof of WMC Resources Limited, WMC (Olympic Dam Corporation) Pty Ltd and WMC Fertilizers Pty Ltd, each of which is also a corporation incorporated under the laws of Australia. We confirm that our opinion of the Australian tax issues arising for United States resident holders of notes is in the Registration Statement under the heading “Material Tax Consequences—Australian Taxation”. Our opinion is based on Australian tax law as at the date of this letter.

In preparing this letter we have reviewed the Registration Statement and the indenture and first supplemental indenture relating to the Securities. The documents are to be registered with the United States SEC to enable the future issuance of

Arthur Robinson

12 June 2003	& Hedderwicks

notes. We understand that the terms of the notes will be set on a basis that ensures that they will be debt interests under Division 974 of the Income Tax Assessment Act 1997 and will not be equity interests under that Division (ie they will be in form debt, the Company’s obligation to pay principal and interest will be non-contingent, interest and discount rates will be at the prevailing market rates at the time of the offering, and the notes will not be classified as equity by reason of any relationship to any other arrangement).

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Material Tax Consequences – Australian Taxation” in the prospectus that forms part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Act.

Yours faithfully

/s/ Arthur Robinson Hedderwicks

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